Squire & Company, PC
Certified Public Accountants and Business Consultants
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1329 South 800 East * Orem,Utah 84097-7700 * (801)225-6900 * Fax(801)226-7739





Consent of Independent Certified Public Accountants

We hereby consent to the use in the Registration Statement on Form S-3 of our report dated March 4, 2001, relating to the financial statements of Computer Assisted Learning & Instruction, Inc. (a Utah corporation) as of December 31, 2000, which are incorporated by reference in such Registration Statement.

/s/ Squire & Company, PC

March 8, 2002

Squire & Company, PC
1329 South 800 East
Orem, Utah 84097
Telephone (801)225-6900
Facsimile (801)226-7739